UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 20, 2009

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14049	06-1506026
(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 845-5200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 23, 2009, IMS Health Incorporated (the “Company”) issued a press release regarding financial results for the second quarter ended June 30, 2009.  A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 2.02 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 2.05     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In response to accelerating healthcare marketplace dynamics compounded by a sustained economic downturn, on July 20, 2009, the Company committed to a streamlining program designed to eliminate approximately 850 positions in all areas of the Company’s business (the “Plan”). The Plan also includes charges for real estate lease impairments and related accelerated depreciation for various office locations.

The Plan will result in the Company recording a severance, impairment and other charge during the third quarter of 2009 relating to termination benefits for employees located in all regions in which the Company operates; however, the majority of actions are planned for the Company’s Europe, Middle East and Africa (“EMEA”) region.

The Plan includes actions intended to:

a)  Streamline the Company’s EMEA region organization, which includes right-sizing the headquarters function, reducing and consolidating the number of operating units across the region, and improving the productivity of production and development activities.

b)  Leverage the foundational investments in process improvements the Company has made to reduce costs and improve productivity in its Sales, Finance, Human Resources and Customer Delivery and Development organizations.

c)  Reduce capacity and align the size of the Sales and Management Consulting teams in areas of reduced client demand.

d)  Continue to build and invest in high-value, strategic growth areas, which include extending the Company’s capabilities in specialty and patient-centered insights, in serving payers and governments, and in emerging markets for pharmaceuticals.

The Company currently estimates that the total pre-tax charge, including accelerated depreciation, under the Plan will be in the range of $110 to $120 million, consisting of $100 to $110 million for employee termination benefits and approximately $10 million for asset impairments, accelerated depreciation and other charges.

The cash portion of the charge will be in the range of $100 to $110 million and will be funded over approximately a two-year period from cash generated from operations. The estimated termination benefits under the Plan were calculated pursuant to the terms of established employee protection plans, individual employee contracts or in accordance with local statutory minimum requirements, as applicable.

The Company expects that all actions under the Plan will be completed by the end of the third quarter of 2010.

This Item 2.05 contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the estimated pre-tax charge under the Plan.  Although IMS Health believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.  This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to uncertainties associated with completion of IMS Health’s restructuring plans and the impact of the restructuring activities on IMS Health’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings.

IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated July 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMS HEALTH INCORPORATED

		By:	/s/ Robert H. Steinfeld
		Name:	Robert H. Steinfeld
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	July 23, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 23, 2009